Exhibit 10.4(l)

AMENDMENT TO RESTRICTED STOCK UNIT AGREEMENT

Masonite International Corporation (the “Company”), formerly Masonite Worldwide Holdings Inc., and the Participant, as defined in the Agreement and set forth below, (collectively referred to as the “Parties”) entered into a Restricted Stock Unit Agreement dated December 12, 2009 (the “Agreement”). The parties have herein agreed to amend the Agreement to modify the vesting dates effective as of October 31, 2012.

1.	For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Parties, the Parties hereby amend the Agreement and replace paragraph 4(a) in its entirety with the following:

a.	General. Subject to Section 4(b) and Section 15.18 of the Plan, the Company shall deliver to the Participant (i) fifty percent (50%) of the aggregate Shares underlying outstanding vested RSUs within thirty (30) days of November 1, 2012 and (ii) fifty percent (50%) of the aggregate Shares underlying outstanding vested RSUs within thirty (30) days of November 1, 2013; provided, however, all Shares underlying vested RSUs, to the extent not previously delivered, shall be delivered to the Participant upon a Change in Control. In connection with the delivery of the Shares pursuant to this Agreement, the Participant agrees to execute any documents reasonably requested by the Company. In no event shall a Participant be entitled to receive any Shares with respect to any unvested or forfeited portion of the RSU.

2.	The defined terms and conditions used in this Amendment shall have the same meaning as those set forth in the Agreement.

3.	The remaining terms and conditions contained in the Agreement shall continue to have full force and effect.

4.	This Amendment together with the Agreement and the Plan contain the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. This Agreement may be further modified or amended by a writing signed by both the Company and the Participant.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Masonite International Corporation

By:

Printed Name:

Title:

Participant

By:

Printed Name: